Exhibit 99.1
Rackspace Technology Reports Second Quarter 2026 Results

•Revenue of $670 million in the Second Quarter, up 1% Year-over-Year
•Private Cloud Revenue was $263 million, up 5% Year-over-Year
•Public Cloud Revenue was $407 million, down 2% Year-over-Year
•Second Quarter 2026 Cash Flow Used in Operating Activities was $32 million; Cash Flow From Operating Activities was $104 million on a Trailing-Twelve-Month Basis

SAN ANTONIO, August 10, 2026 – Rackspace Technology, Inc. (Nasdaq: RXT), a global enterprise AI infrastructure and solutions provider, today announced results for its second quarter ended June 30, 2026.

Gajen Kandiah, Chief Executive Officer, stated, “Enterprises in regulated industries are moving AI from experimentation into production, and they are choosing partners who can be accountable for it.”

Mr. Kandiah added, “This quarter, we continued to expand work across our installed base and launched our Managed Compute and Inference Platform, backed by partners including AMD and Palantir. We remain focused on disciplined execution as we build the full enterprise AI stack our customers can trust.”

Second Quarter 2026 Results

Revenue was $670 million in the second quarter of 2026, an increase of 0.6% on a reported basis and 0.4% on a constant currency (1) basis compared to revenue of $666 million in the second quarter of 2025.

Private Cloud revenue was $263 million in the second quarter of 2026, an increase of 5.5% on a reported basis and 5.2% on a constant currency basis compared to revenue of $250 million in the second quarter of 2025.

Public Cloud revenue was $407 million in the second quarter of 2026, a decrease of 2.3% on a reported basis and 2.5% on a constant currency basis compared to revenue of $417 million in the second quarter of 2025.

Loss from operations was $(33) million in the second quarter of 2026, compared to loss from operations of $(25) million in the second quarter of 2025.

Net loss was $(68) million in the second quarter of 2026, compared to net loss of $(55) million in the second quarter of 2025.

Net loss per diluted share was $(0.27) in the second quarter of 2026, compared to net loss per diluted share of $(0.23) in the second quarter of 2025.

Non-GAAP Operating Profit was $27 million in both the second quarter of 2026 and 2025.

Non-GAAP Loss Per Share was $(0.08) in the second quarter of 2026, a decline of 33% compared to Non-GAAP Loss Per Share of $(0.06) in the second quarter of 2025.

Capital expenditures were $28 million in the second quarter of 2026, compared to $31 million in the second quarter of 2025.

As of June 30, 2026, we had cash and cash equivalents of $111 million and total liquidity of $202 million, including our Revolving Credit Facility.

(1)	Constant currency revenue and certain other measures in this release are non-GAAP financial measures. See “Non-GAAP Financial Measures” and the tables that accompany this release for definitions and reconciliations of these non-GAAP measures to the most comparable GAAP measures.

Financial Outlook

Rackspace Technology is providing guidance as follows:

FY 2026 Guidance
Total Revenue	$2,450 - $2,550 million
Private Cloud Revenue	$1,000 - $1,050 million
Public Cloud Revenue	$1,450 - $1,500 million
Non-GAAP Operating Profit	$125 - $135 million
Adjusted EBITDA	$285 - $295 million
Non-GAAP Loss Per Share	($0.25) - ($0.30)
Non-GAAP Other Income (Expense)	($220) – ($230) million
Non-GAAP Tax Expense Rate	26%
Non-GAAP Weighted Average Shares(1)	250 - 260 million
(1)    Non-GAAP Weighted Average Shares guidance excludes any dilution from the ATM program, as future issuance under the program will depend on prevailing share price and market conditions.

Information about Rackspace Technology’s use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures”.

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with generally accepted accounting principles in the United States (“GAAP”) are provided in subsequent sections of this press release narrative and supplemental schedules. Rackspace Technology has not reconciled Non-GAAP Operating Profit, Adjusted EBITDA, Non-GAAP Loss Per Share, Non-GAAP Other Income (Expense) or Non-GAAP Tax Expense Rate guidance to the most directly comparable GAAP measure because it does not provide guidance on GAAP net income (loss) or the reconciling items between these Non-GAAP measures and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as share-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. With respect to Non-GAAP Operating Profit, Adjusted EBITDA, Non-GAAP Loss Per Share, Non-GAAP Other Income (Expense) and Non-GAAP Tax Expense Rate guidance, adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from these Non-GAAP measures in prior periods, but the impact of such adjustments could be significant.

Conference Call and Webcast

Rackspace Technology will hold a conference call August 11, 2026, at 7:30am CT / 8:30am ET to discuss its second quarter 2026 results.

Interested parties may access the conference call as follows:

To listen to the live webcast or access the replay following the webcast, please visit our IR website at the following link: https://ir.rackspace.com/news-and-events/events-and-presentations.

To obtain a dial-in number, please pre-register at the following link:
https://register-conf.media-server.com/register/BIc05fae8f41a64ec2b985a0ae9e064237

Registrants will receive dial-in information and a PIN allowing them to access the live call.

About Rackspace Technology

Rackspace Technology is the operator of the full enterprise AI stack from governed private cloud to AI inference and agents in production. With an Outcomes-as-a-Service model built on secure infrastructure, data foundations, and forward-deployed engineering, Rackspace delivers business results for regulated and mission-critical industries where governance, sovereignty, and uptime are non-negotiable.

Forward-looking Statements

Rackspace Technology has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this press release are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Rackspace Technology cautions that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this press release, including among others, risk factors that are described in Rackspace Technology, Inc.’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Non-GAAP Financial Measures

This press release includes several non-GAAP financial measures such as constant currency revenue, Non-GAAP Gross Profit, Non-GAAP Net Income (Loss), Non-GAAP Operating Profit, Adjusted EBITDA and Non-GAAP Earnings (Loss) Per Share. These non-GAAP financial measures exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as described in the accompanying pages, these measures are not a substitute for, or superior to, GAAP financial measures or disclosures. Other companies may calculate similarly-titled non-GAAP measures differently, limiting their usefulness as comparative measures. We have reconciled each of these non-GAAP measures to the applicable most comparable GAAP measure in the accompanying pages.

IR Contact
Sagar Hebbar
Rackspace Technology Investor Relations
ir@rackspace.com

Media Contact
Will Link
Rackspace Technology Media Relations
rackspace@stantonpr.com

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,				Year-Over-Year Comparison
	2025		2026
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$666.3	100.0%	$670.1	100.0%	$3.8	0.6%
Cost of revenue	(537.1)	(80.6)%	(555.3)	(82.9)%	(18.2)	3.4%
Gross profit	129.2	19.4%	114.8	17.1%	(14.4)	(11.1)%
Selling, general and administrative expenses	(154.3)	(23.2)%	(148.0)	(22.1)%	6.3	(4.1)%
Loss from operations	(25.1)	(3.8)%	(33.2)	(4.9)%	(8.1)	32.3%
Other income (expense):
Interest expense	(21.3)	(3.2)%	(34.2)	(5.1)%	(12.9)	60.6%
Gain on investments, net	0.3	0.0%	0.1	0.0%	(0.2)	(66.7)%
Gain on debt extinguishment	—	—%	6.7	1.0%	6.7	100.0%
Other expense, net	(3.8)	(0.6)%	(5.1)	(0.8)%	(1.3)	34.2%
Total other expense	(24.8)	(3.7)%	(32.5)	(4.9)%	(7.7)	31.0%
Loss before income taxes	(49.9)	(7.5)%	(65.7)	(9.8)%	(15.8)	31.7%
Provision for income taxes	(4.6)	(0.7)%	(1.8)	(0.3)%	2.8	(60.9)%
Net loss	$(54.5)	(8.2)%	$(67.5)	(10.1)%	$(13.0)	23.9%

Net loss per share:
Basic and diluted	$(0.23)		$(0.27)
Weighted average number of shares outstanding:
Basic and diluted	238.0		250.1

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,				Year-Over-Year Comparison
	2025		2026
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$1,331.7	100.0%	$1,348.2	100.0%	$16.5	1.2%
Cost of revenue	(1,075.6)	(80.8)%	(1,114.3)	(82.7)%	(38.7)	3.6%
Gross profit	256.1	19.2%	233.9	17.3%	(22.2)	(8.7)%
Selling, general and administrative expenses	(319.6)	(24.0)%	(284.9)	(21.1)%	34.7	(10.9)%
Loss from operations	(63.5)	(4.8)%	(51.0)	(3.8)%	12.5	(19.7)%
Other income (expense):
Interest expense	(40.7)	(3.1)%	(60.4)	(4.5)%	(19.7)	48.4%
Gain on investments, net	0.2	0.0%	—	—%	(0.2)	(100.0)%
Gain on debt extinguishment	—	—%	62.5	4.6%	62.5	100.0%
Other expense, net	(9.2)	(0.7)%	(8.6)	(0.6)%	0.6	(6.5)%
Total other expense	(49.7)	(3.7)%	(6.5)	(0.5)%	43.2	(86.9)%
Loss before income taxes	(113.2)	(8.5)%	(57.5)	(4.3)%	55.7	(49.2)%
Provision for income taxes	(12.8)	(1.0)%	(1.7)	(0.1)%	11.1	(86.7)%
Net loss	$(126.0)	(9.5)%	$(59.2)	(4.4)%	$66.8	(53.0)%

Net loss per share:
Basic and diluted	$(0.54)		$(0.24)
Weighted average number of shares outstanding:
Basic and diluted	235.0		248.2

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except per share data)	December 31, 2025	June 30, 2026
ASSETS
Current assets:
Cash and cash equivalents	$105.8	$110.6
Accounts receivable, net of allowance for credit losses and accrued customer credits of $12.2 and $12.4, respectively	266.5	278.7
Prepaid expenses	84.4	96.0
Other current assets	61.1	70.6
Total current assets	517.8	555.9

Property, equipment and software, net	596.3	574.6
Goodwill, net	740.1	738.7
Intangible assets, net	698.3	635.8
Operating right-of-use assets	144.6	119.9
Other non-current assets	102.7	120.4
Total assets	$2,799.8	$2,745.3

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$413.9	$394.8
Accrued compensation and benefits	85.4	67.0
Deferred revenue	94.6	96.3
Debt	27.3	24.8
Accrued interest	5.4	5.5
Operating lease liabilities	54.7	49.3
Finance lease liabilities	48.0	61.5
Financing obligations	14.0	10.1
Other current liabilities	23.4	26.2
Total current liabilities	766.7	735.5

Non-current liabilities:
Debt	2,718.7	2,761.9
Operating lease liabilities	84.2	66.6
Finance lease liabilities	297.7	297.0
Financing obligations	39.3	37.2
Deferred income taxes	34.7	47.0
Other non-current liabilities	78.0	81.2
Total liabilities	4,019.3	4,026.4

Commitments and Contingencies

Stockholders' deficit:
Preferred stock, $0.01 par value per share: 5.0 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value per share: 1,495.0 shares authorized; 248.4 and 254.8 shares issued; 245.3 and 251.7 shares outstanding, respectively	2.5	2.5
Additional paid-in capital	2,709.7	2,716.9
Accumulated other comprehensive income (loss)	7.5	(2.1)
Accumulated deficit	(3,908.2)	(3,967.4)
Treasury stock, at cost; 3.1 shares held	(31.0)	(31.0)
Total stockholders' deficit	(1,219.5)	(1,281.1)
Total liabilities and stockholders' deficit	$2,799.8	$2,745.3

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(In millions)	2025	2026
Cash Flows From Operating Activities
Net loss	$(126.0)	$(59.2)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	148.9	141.7
Reduction in carrying amount of operating right-of-use assets	32.5	31.9
Deferred income taxes	(9.1)	(5.2)
Share-based compensation expense	22.0	17.0
Gain on debt extinguishment	—	(62.5)
Gain on investments, net	(0.2)	—
Provision for bad debts and accrued customer credits	2.6	3.3
Amortization of debt issuance costs and debt discount and premium	3.0	3.1
Other operating activities	1.8	(4.9)
Changes in operating assets and liabilities:
Accounts receivable	43.5	1.9
Prepaid expenses and other current assets	(27.1)	(25.5)
Accounts payable, accrued expenses, and other current liabilities	(39.4)	(47.4)
Deferred revenue	(15.8)	2.6
Operating lease liabilities	(34.8)	(30.2)
Other non-current assets and liabilities	19.1	7.0
Net cash provided by (used in) operating activities	21.0	(26.4)
Cash Flows From Investing Activities
Purchases of property, equipment and software	(29.1)	(31.3)
Other investing activities	(0.8)	0.1
Net cash used in investing activities	(29.9)	(31.2)
Cash Flows From Financing Activities
Proceeds from employee stock plans	0.3	0.2
Shares of common stock withheld for employee taxes	(0.8)	(0.4)
Proceeds from borrowings under long-term debt arrangements	80.0	260.0
Payments on long-term debt	(67.3)	(157.2)
Payments on financing component of interest rate swap	(8.7)	(3.0)
Principal payments of finance lease liabilities	(27.9)	(25.7)
Principal payments of financing obligations	(11.3)	(9.7)
Net cash provided by (used in) financing activities	(35.7)	64.2
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	3.3	(1.3)
Increase (decrease) in cash, cash equivalents, and restricted cash	(41.3)	5.3
Cash, cash equivalents, and restricted cash at beginning of period	147.0	108.0
Cash, cash equivalents, and restricted cash at end of period	$105.7	$113.3

Supplemental Cash Flow Information
Cash payments for interest, net of amount capitalized	$41.0	$60.5
Cash payments for income taxes, net of refunds	$1.3	$6.0

Non-cash Investing and Financing Activities
Acquisition of property, equipment and software by finance leases	$25.3	$18.0
Acquisition of property, equipment and software by financing obligations	—	3.7
Increase in property, equipment and software accrued in liabilities	3.2	25.1
Other non-cash activity	—	(15.2)
Non-cash purchases of property, equipment and software	$28.5	$31.6

SEGMENT DATA

(In millions, except %)	Three Months Ended June 30,		% Change
Revenue by segment:	2025	2026	Actual	Constant Currency (a)
Public Cloud	$416.6	$406.8	(2.3)%	(2.5)%
Private Cloud	249.7	263.3	5.5%	5.2%
Total consolidated revenue	$666.3	$670.1	0.6%	0.4%

(In millions, except %)	Six Months Ended June 30,		% Change
Revenue by segment:	2025	2026	Actual	Constant Currency (a)
Public Cloud	$832.2	$850.2	2.2%	1.8%
Private Cloud	499.5	498.0	(0.3)%	(1.2)%
Total consolidated revenue	$1,331.7	$1,348.2	1.2%	0.7%

(a)	Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

	Three Months Ended June 30,				Year-Over-Year Comparison
(In millions, except %)	2025		2026
Segment operating profit (a):	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Public Cloud	$16.2	3.9%	$19.0	4.7%	$2.8	17.3%
Private Cloud	61.5	24.6%	57.5	21.8%	(4.0)	(6.5)%
Corporate functions (b)	(50.4)		(49.1)		1.3	(2.6)%
Non-GAAP Operating Profit (c)	$27.3		$27.4		$0.1	0.4%

	Six Months Ended June 30,				Year-Over-Year Comparison
(In millions, except %)	2025		2026
Segment operating profit (a):	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Public Cloud	$33.5	4.0%	$39.7	4.7%	$6.2	18.5%
Private Cloud	122.5	24.5%	115.4	23.2%	(7.1)	(5.8)%
Corporate functions (b)	(103.1)		(97.0)		6.1	(5.9)%
Non-GAAP Operating Profit (c)	$52.9		$58.1		$5.2	9.8%

(a)	Segment revenue less expenses directly attributable to running the respective segments’ business. These expenses exclude centralized corporate function costs.
(b)	Costs that are not allocated to segments. These costs are related to centralized corporate functions that provide services to the segments in areas such as accounting, information technology, marketing, legal and human resources.
(c)	Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

NON-GAAP FINANCIAL MEASURES

Constant Currency Revenue

We use constant currency revenue as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations. Constant currency information compares results between periods as if exchange rates had remained constant period over period and is calculated by translating the non-U.S. dollar income statement balances for the most current period to U.S. dollars using the average exchange rate from the comparative period rather than the actual exchange rates in effect during the respective period. We also believe this is an important metric to help investors evaluate our performance in comparison to prior periods.

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2026			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Public Cloud	$416.6	$406.8	$(0.8)	$406.0	(2.3)%	(2.5)%
Private Cloud	249.7	263.3	(0.7)	262.6	5.5%	5.2%
Total	$666.3	$670.1	$(1.5)	$668.6	0.6%	0.4%

	Six Months Ended June 30, 2025	Six Months Ended June 30, 2026			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Public Cloud	$832.2	$850.2	$(3.1)	$847.1	2.2%	1.8%
Private Cloud	499.5	498.0	(4.4)	493.6	(0.3)%	(1.2)%
Total	$1,331.7	$1,348.2	$(7.5)	$1,340.7	1.2%	0.7%

(a)	The effect of foreign currency is calculated by translating current period results using the average exchange rate from the prior comparative period.

Non-GAAP Gross Profit

We present Non-GAAP Gross Profit because we believe the measure is useful in analyzing trends in our underlying, recurring gross margins. We define Non-GAAP Gross Profit as gross profit, adjusted to exclude the impact of share-based compensation expense, purchase accounting-related effects, and certain business transformation-related costs.

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2025	2026	2025	2026
Gross profit	$129.2	$114.8	$256.1	$233.9
Share-based compensation expense	1.3	1.2	3.1	2.1
Purchase accounting impact on expense (a)	0.2	0.2	0.4	0.4
Restructuring and transformation expenses (b)	1.2	8.2	4.4	11.8
Non-GAAP Gross Profit	$131.9	$124.4	$264.0	$248.2

(a)	Adjustment for the impact of purchase accounting from the November 2016 merger on expenses.
(b)	Adjustment for the impact of business transformation and optimization activities, as well as associated severance, certain facility closure costs and lease termination expenses. Also includes payroll taxes associated with the exercise of stock options and vesting of restricted stock.

Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA

We present Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA because they are a basis upon which management assesses our performance and we believe they are useful to evaluating our financial performance. We believe that excluding items from net income that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

We define Non-GAAP Net Income (Loss) as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, transaction-related costs and adjustments, restructuring and transformation charges, the amortization of acquired intangible assets, goodwill and asset impairment charges, the interest expense impact from the refinancing transactions announced in March 2024 (the "March 2024 Refinancing Transactions"), and certain other non-operating, non-recurring or non-core gains and losses, as well as the tax effects of these non-GAAP adjustments.

We define Non-GAAP Operating Profit as income (loss) from operations adjusted to exclude the impact of non-cash charges for share-based compensation, transaction-related costs and adjustments, restructuring and transformation charges, the amortization of acquired intangible assets, goodwill and asset impairment charges, and certain other non-operating, non-recurring or non-core gains and losses.

We define Adjusted EBITDA as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, transaction-related costs and adjustments, restructuring and transformation charges, certain other non-operating, non-recurring or non-core gains and losses, interest expense, expenses for our Receivables Purchase Agreement, income taxes, depreciation and amortization, and goodwill and asset impairment charges.

Non-GAAP Operating Profit and Adjusted EBITDA are management's principal metrics for measuring our underlying financial performance. Non-GAAP Operating Profit and Adjusted EBITDA, along with other quantitative and qualitative information, are also the principal financial measures used by management and our Board of Directors in determining performance-based compensation for our management and key employees.

These non-GAAP measures are not intended to imply that we would have generated higher income or avoided net losses if the November 2016 merger and the subsequent transactions and initiatives had not occurred. In the future we may incur expenses or charges such as those added back to calculate Non-GAAP Net Income (Loss), Non-GAAP Operating Profit or Adjusted EBITDA. Our presentation of Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items. Other companies, including our peer companies, may calculate similarly-titled measures in a different manner from us, and therefore, our non-GAAP measures may not be comparable to similarly-titled measures of other companies. Investors are cautioned against using these measures to the exclusion of our results in accordance with GAAP.

Net loss reconciliation to Non-GAAP Net Loss

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2025	2026	2025	2026
Net loss	$(54.5)	$(67.5)	$(126.0)	$(59.2)
Share-based compensation expense	10.0	10.4	22.0	17.0
Transaction-related adjustments, net (a)	0.4	0.5	1.9	2.1
Restructuring and transformation expenses (b)	4.4	18.4	17.5	27.4
Net gain on divestiture and investments (c)	(0.3)	(0.1)	(0.2)	—
Gain on debt extinguishment	—	(6.7)	—	(62.5)
Interest expense impact from the March 2024 Refinancing Transactions (d)	(21.1)	(18.0)	(42.1)	(36.8)
Other adjustments (e)	(1.5)	1.0	(1.1)	(0.1)
Amortization of intangible assets (f)	37.6	31.3	75.0	62.6
Tax effect of non-GAAP adjustments (g)	10.0	9.2	23.3	14.1
Non-GAAP Net Loss	$(15.0)	$(21.5)	$(29.7)	$(35.4)

Loss from operations reconciliation to Non-GAAP Operating Profit

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2025	2026	2025	2026
Loss from operations	$(25.1)	$(33.2)	$(63.5)	$(51.0)
Share-based compensation expense	10.0	10.4	22.0	17.0
Transaction-related adjustments, net (a)	0.4	0.5	1.9	2.1
Restructuring and transformation expenses (b)	4.4	18.4	17.5	27.4
Amortization of intangible assets (f)	37.6	31.3	75.0	62.6
Non-GAAP Operating Profit	$27.3	$27.4	$52.9	$58.1

Net loss reconciliation to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2025	2026	2025	2026
Net loss	$(54.5)	$(67.5)	$(126.0)	$(59.2)
Share-based compensation expense	10.0	10.4	22.0	17.0
Transaction-related adjustments, net (a)	0.4	0.5	1.9	2.1
Restructuring and transformation expenses (b)	4.4	18.4	17.5	27.4
Net gain on divestiture and investments (c)	(0.3)	(0.1)	(0.2)	—
Gain on debt extinguishment	—	(6.7)	—	(62.5)
Other expense, net (h)	3.8	5.1	9.2	8.6
Interest expense	21.3	34.2	40.7	60.4
Provision for income taxes	4.6	1.8	12.8	1.7
Depreciation and amortization (i)	74.7	69.8	147.8	141.6
Adjusted EBITDA	$64.4	$65.9	$125.7	$137.1

(a)	Includes purchase accounting adjustments, exploratory acquisition and divestiture costs, and expenses related to financing activities.
(b)
Includes consulting and advisory fees related to business transformation and optimization activities, as well as associated severance, certain facility closure costs, and lease termination expenses. Also includes payroll taxes associated with the exercise of stock options and vesting of restricted stock.

(c)	Includes gains and losses on investment and from dispositions.
(d)	Interest expense impact due to the accounting for contractual interest payments on debt instruments entered into as part of the March 2024 Refinancing Transactions, which reduced interest expense relative to contractual interest cost.
(e)	Primarily consists of foreign currency gains and losses.
(f)	All of our intangible assets are attributable to acquisitions, including the November 2016 merger.
(g)	We utilize an estimated structural long-term non-GAAP tax rate in order to provide consistency across reporting periods, removing the effect of non-recurring tax adjustments, which include but are not limited to tax rate changes, U.S. tax reform, share-based compensation, audit conclusions and changes to valuation allowances. When computing this long-term rate for the 2025 and 2026 interim periods, we based it on an average of the 2024 and estimated 2025 tax rates and 2025 and estimated 2026 tax rates, respectively, recomputed to remove the tax effect of non-GAAP pre-tax adjustments and non-recurring tax adjustments, resulting in a structural non-GAAP tax rate of 26% for all periods. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. We will re-evaluate our long-term non-GAAP tax rate as appropriate. We believe that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to prior periods.
(h)	Primarily consists of foreign currency gains and losses and expense related to our Receivables Purchase Agreement.
(i)	Excludes accelerated depreciation expense related to facility closures.

Non-GAAP Earnings (Loss) Per Share

We define Non-GAAP Earnings (Loss) Per Share as Non-GAAP Net Income (Loss) divided by our GAAP weighted average number of shares outstanding for the period on a diluted basis and further adjusted for the weighted average number of shares associated with securities which are anti-dilutive to GAAP loss per share. Management uses Non-GAAP Earnings (Loss) Per Share to evaluate the performance of our business on a comparable basis from period to period, including by adjusting for the impact of the issuance of shares.

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2025	2026	2025	2026
Net loss attributable to common stockholders	$(54.5)	$(67.5)	$(126.0)	$(59.2)
Non-GAAP Net Loss	$(15.0)	$(21.5)	$(29.7)	$(35.4)

Weighted average number of shares - Diluted	238.0	250.1	235.0	248.2
Effect of dilutive securities (a)	1.3	16.3	7.1	11.6
Non-GAAP weighted average number of shares - Diluted	239.3	266.4	242.1	259.8

Net loss per share - Diluted	$(0.23)	$(0.27)	$(0.54)	$(0.24)
Per share impacts of adjustments to net loss (b)	0.17	0.18	0.41	0.10
Per share impacts of shares after adjustments to net loss (a)	0.00	0.01	0.01	(0.00)
Non-GAAP Loss Per Share	$(0.06)	$(0.08)	$(0.12)	$(0.14)

(a)
Potential common share equivalents consist of shares issuable upon the exercise of stock options, vesting of restricted stock units (including performance-based restricted stock units) or purchases under the Employee Stock Purchase Plan as well as contingent shares associated with our acquisition of Datapipe Parent, Inc. Certain of our potential common share equivalents are contingent on certain investment funds managed by affiliates of Apollo Global Management, Inc. achieving pre-established performance targets based on a multiple of their invested capital, which are included in the denominator for the entire period if such shares would be issuable as of the end of the reporting period assuming the end of the reporting period was the end of the contingency period.

(b)	Reflects the aggregate adjustments made to reconcile Non-GAAP Net Loss to our net loss, as noted in the above table, divided by the GAAP diluted number of shares outstanding for the relevant period.